Press Release Exhibit 99.1

Investor Contact:
Charlotte McLaughlin
Vice President, Investor Relations
(404) 853-1456
investorrelations@acuitybrands.com

Media Contact:
April Appling
Vice President, Corporate Communications
corporatecommunications@acuitybrands.com

Acuity Brands Reports Fiscal 2024 Fourth-Quarter and Full-Year Results
Strong Execution in the Fourth-Quarter Delivered Net Sales Growth, Margin Expansion, and Higher EPS with Significant Cash Flow Generation

■Increased Fiscal Q4 2024 Net Sales 2% to $1.03B Compared to the Prior Year
■Reported Fiscal Q4 2024 Diluted EPS of $3.77, up 43% Over the Prior Year; Adjusted Diluted EPS of $4.30, up 8% Over the Prior Year

■Delivered Fiscal 2024 Net Sales of $3.8B, a 3% Decline Compared to the Prior Year
■Reported Fiscal 2024 Diluted EPS of $13.44, up 25% Over the Prior Year; Adjusted Diluted EPS of $15.56, up 11% Over the Prior Year
■Generated $619M in Cash Flow from Operations in Fiscal 2024, up 7% Over the Prior Year

ATLANTA, October 1, 2024 - Acuity Brands, Inc. (NYSE: AYI) (the "Company"), a market-leading industrial technology company, announced net sales of $1.03 billion in the fourth quarter of fiscal 2024 ended August 31, 2024, an increase of $21.9 million, or 2.2 percent, compared to the prior year.
“Our fiscal 2024 fourth quarter performance was strong. We grew net sales in both Lighting and Spaces, delivered margin expansion and increased earnings per share," stated Neil Ashe, Chairman, President and Chief Executive Officer of Acuity Brands, Inc. “Fiscal 2024 was a successful year of improved operating performance that delivered increased end-user satisfaction and financial results.”
Operating profit was $157.0 million in the fourth quarter of fiscal 2024, an increase of $47.3 million, compared to the prior year. Operating profit as a percent of net sales was 15.2 percent in the fourth quarter of fiscal 2024, an increase of approximately 430 basis points compared to the prior year. Adjusted operating profit was $178.5 million in the fourth quarter of fiscal 2024, an increase of $16.2 million compared to the prior year. Adjusted operating profit as a percent of net sales was 17.3 percent in the fourth quarter of fiscal 2024, an increase of approximately 120 basis points compared to the prior year.

Press Release Exhibit 99.1
Diluted earnings per share was $3.77 in the fourth quarter of fiscal 2024, an increase of $1.14, or 43.3 percent, compared to the prior year. Adjusted diluted earnings per share was $4.30 in the fourth quarter of fiscal 2024, an increase of $0.33, or 8.3 percent from $3.97 in the prior year.
Full-Year 2024 Summary
Net sales of $3.84 billion for the full year of fiscal 2024 decreased $111.2 million, or 2.8 percent, from $3.95 billion in the full year of fiscal 2023.
Operating profit was $553.3 million for the full year of fiscal 2024, an increase of $79.9 million compared to the prior year. Operating profit as a percent of net sales was 14.4 percent for the full year of fiscal 2024, an increase of approximately 240 basis points compared to the prior year. Adjusted operating profit was $639.6 million for the full year of fiscal 2024, an increase of $42.2 million compared to the prior year. Adjusted operating profit as a percent of net sales was 16.7 percent for the full year of fiscal 2024, an increase of approximately 160 basis points compared to the prior year.
Diluted earnings per share was $13.44 for the full year of fiscal 2024, an increase of $2.68 or 24.9 percent, compared to the prior year. Adjusted diluted earnings per share was $15.56, an increase of $1.51, or 10.7 percent, from $14.05 in the prior year.
Segment Performance
Acuity Brands Lighting and Lighting Controls ("ABL")
Fourth-Quarter Results
ABL generated net sales of $955.0 million in the fourth quarter of fiscal 2024, an increase of $10.8 million, or 1.1 percent, compared to the prior year.
ABL operating profit was $161.5 million in the fourth quarter of fiscal 2024, an increase of $43.7 million compared to the prior year. ABL operating profit as a percent of ABL net sales was 16.9 percent in the fourth quarter of fiscal 2024, an increase of approximately 440 basis points compared to the prior year. ABL adjusted operating profit was $171.9 million in the fourth quarter of fiscal 2024, an increase of $13.2 million compared to the prior year. ABL adjusted operating profit as a percent of ABL net sales was 18.0 percent in the fourth quarter of fiscal 2024, an increase of approximately 120 basis points compared to the prior year.
Full-Year Results
ABL generated net sales of $3.6 billion for the full year of fiscal 2024, a decrease of $149.4 million, or 4.0 percent, as compared to the prior year.
ABL operating profit was $582.8 million for the full year of fiscal 2024, an increase of $73.3 million, or 14.4 percent, compared to the prior year. ABL operating profit as a percent of ABL net sales was 16.3 percent for the full year of fiscal 2024, an increase of approximately 260 basis points compared to the prior year. ABL adjusted operating profit was $624.2 million for the full year of fiscal 2024, an increase of $33.7 million, or 5.7 percent, from the same period of fiscal 2024. ABL adjusted operating profit as a percent of ABL net sales was 17.5 percent for the full year of fiscal 2024, an increase of approximately 160 basis points compared to the prior year.

Press Release Exhibit 99.1
Intelligent Spaces Group ("ISG")
Fourth-Quarter Results
ISG generated net sales of $83.9 million in the fourth quarter of fiscal 2024, an increase of $12.0 million, or 16.7 percent, compared to the prior year.
ISG operating profit was $16.7 million in the fourth quarter of fiscal 2024, an increase of $7.3 million compared to the prior year. ISG operating profit as a percent of ISG net sales was 19.9 percent in the fourth quarter of fiscal 2024. ISG adjusted operating profit was $21.5 million in the fourth quarter of fiscal 2024, an increase of $7.3 million compared to the prior year. ISG adjusted operating profit as a percent of ISG net sales was 25.6 percent in the fourth quarter of fiscal 2024.
Full-Year Results
ISG generated net sales of $291.9 million for the full year of fiscal 2024, an increase of $39.2 million, or 15.5 percent, as compared to the prior year.
ISG operating profit was $43.6 million for the full year of fiscal 2024, an increase of $11.5 million compared to the prior year. ISG operating profit as a percent of ISG net sales was 14.9 percent for the full year of fiscal 2024. ISG adjusted operating profit was $63.4 million for the full year of fiscal 2024, an increase of $13.3 million as compared to the prior year. ISG adjusted operating profit as a percent of ISG net sales was 21.7 percent for the full year of fiscal 2024.
Cash Flow and Capital Allocation
Net cash from operating activities was $619.2 million for the full year of fiscal 2024, an increase of $41.1 million compared to the prior year.
During fiscal 2024, the Company repurchased approximately 454,000 shares of common stock for a total of approximately $89 million.
Form 10-K Filing
The independent registered public accounting firm’s audit report with respect to the Company’s fiscal year-end financial statements will not be issued until the Company files its annual report on Form 10-K, including its evaluation of the effectiveness of internal controls over financial reporting. Accordingly, the financial results reported in this earnings release are preliminary pending completion of the audit.

Press Release Exhibit 99.1
Today's Call Details
The Company will host a conference call at 8:00 a.m. (ET) today, Tuesday, October 1, 2024. Neil Ashe, Chairman, President and Chief Executive Officer of Acuity Brands, Inc. will lead the call. The conference call and earnings release can be accessed via the Investor Relations section of the Company's website at www.investors.acuitybrands.com. A replay of the call will also be posted to the Investor Relations website within two hours of the completion of the conference call and will be available on the website for a limited time.
About Acuity Brands
Acuity Brands, Inc. (NYSE: AYI) is a market-leading industrial technology company. We use technology to solve problems in spaces, light, and more things to come. Through our two business segments, Acuity Brands Lighting and Lighting Controls (ABL) and the Intelligent Spaces Group (ISG), we design, manufacture, and bring to market products and services that make a valuable difference in people’s lives.
We achieve growth through the development of innovative new products and services, including lighting, lighting controls, building management solutions, and location-aware applications. We achieve customer-focused efficiencies that allow us to increase market share and deliver superior returns. We look to aggressively deploy capital to grow the business and to enter attractive new verticals.
Acuity Brands, Inc. is based in Atlanta, Georgia, with operations across North America, Europe, and Asia. The Company is powered by more than 12,000 dedicated and talented associates. Visit us at www.acuitybrands.com.
Non-GAAP Financial Measures
This news release includes the following non-generally accepted accounting principles (“GAAP”) financial measures: "adjusted gross profit", and "adjusted gross profit margin" for total company; “adjusted operating profit” and “adjusted operating profit margin” for total company and by segment; “adjusted net income;” “adjusted diluted EPS;” “earnings before interest, taxes, depreciation, and amortization (“EBITDA”);" "EBITDA margin;" “adjusted EBITDA;” and "adjusted EBITDA margin". These non-GAAP financial measures are provided to enhance the reader's overall understanding of the Company's current financial performance and prospects for the future. Specifically, management believes that these non-GAAP measures provide useful information to investors by excluding or adjusting items for amortization of acquired intangible assets, share-based payment expense, supplier recovery charge, loss on sale of business, impairment on investment, and special charges associated with continued efforts to streamline the organization and integrate recent acquisitions.
We also provide “free cash flow” (“FCF”) to enhance the reader’s understanding of the Company’s ability to generate additional cash from its business.
Management typically adjusts for these items for internal reviews of performance and uses the above non-GAAP measures for baseline comparative operational analysis, decision making, and other activities. Management believes these non-GAAP measures provide greater comparability and enhanced visibility into the Company’s results of operations as well as comparability with many of its peers, especially those companies focused more on technology and software. Non-GAAP financial measures included in this

Press Release Exhibit 99.1
news release should be considered in addition to, and not as a substitute for or superior to, results prepared in accordance with GAAP.
The most directly comparable GAAP measures for adjusted gross profit and adjusted gross profit margin for total company are “gross profit” and “gross profit margin,” respectively, which include the impact of supplier recovery charge. Adjusted gross profit margin is adjusted gross profit divided by net sales for total company. The most directly comparable GAAP measures for adjusted operating profit and adjusted operating profit margin for total company and by segment are “operating profit” and “operating profit margin,” respectively, which include the impact of amortization of acquired intangible assets, share-based payment expense, supplier recovery charge, and special charges. Adjusted operating profit margin is adjusted operating profit divided by net sales for total company and by segment. The most directly comparable GAAP measures for adjusted net income and adjusted diluted EPS are “net income” and “diluted EPS,” respectively, which include the impact of amortization of acquired intangible assets, loss on sale of business, share-based payment expense, impairment on investment, supplier recovery charge, and special charges. Adjusted diluted EPS is adjusted net income divided by diluted weighted average shares outstanding. The most directly comparable GAAP measure for EBITDA is “net income”, which includes the impact of net interest expense, income taxes, depreciation, and amortization of acquired intangible assets. The most directly comparable GAAP measure for adjusted EBITDA is “net income”, which includes the impact of net interest expense, income taxes, depreciation, amortization of acquired intangible assets, share-based payment expense, special charges, supplier recovery charge and miscellaneous (income) expense, net. The most directly comparable GAAP measure for FCF is net cash provided by operating activities. A calculation of this measure is available in this news release. A reconciliation of each measure to the most directly comparable GAAP measure is available in this news release.
The Company defines FCF as net cash provided by operating activities less purchases of property, plant and equipment. A calculation of this measure is available in this news release.
The Company’s non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies, have limitations as an analytical tool, and should not be considered in isolation or as a substitute for GAAP financial measures. Our presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that our future results will be unaffected by other unusual or non-recurring items.
Forward-Looking Information
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements use words such as “expect,” “believe,” “intend,” “anticipate,” “indicative,” “projection,” “predict,” “plan,” “may,” “could,” “should,” “would,” “potential,” and words of similar meaning, as well as other words or expressions referencing future events, conditions, or circumstances. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Statements that describe or relate to the Company’s plans, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Forward-looking statements are not guarantees of future performance. Our forward-looking statements are based on our current beliefs, expectations,

Press Release Exhibit 99.1
and assumptions, which may not prove to be accurate, and are subject to known and unknown risks and uncertainties, many of which are outside of our control. These risks and uncertainties could cause actual results to differ materially from our historical experience and management’s present expectations or projections. These risks and uncertainties are discussed in our filings with the U.S. Securities and Exchange Commission, including our most recent annual report on Form 10-K (including, but not limited to, Part I, Item 1A Risk Factors), quarterly reports on Form 10-Q, and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. You are cautioned not to place undue reliance on any forward-looking statements. Except as required by law, we undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, whether as a result of new information, future events, or otherwise.

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	August 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$845.8	$397.9
Accounts receivable, net	563.0	555.3
Inventories	387.6	368.5
Prepayments and other current assets	75.1	73.5
Total current assets	1,871.5	1,395.2
Property, plant, and equipment, net	303.9	297.6
Other long-term assets	1,639.2	1,715.7
Total assets	$3,814.6	$3,408.5
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$352.3	$285.7
Other current liabilities	335.6	309.7
Total current liabilities	687.9	595.4
Long-term debt	496.2	495.6
Other long-term liabilities	251.7	302.1
Total stockholders’ equity	2,378.8	2,015.4
Total liabilities and stockholders’ equity	$3,814.6	$3,408.5

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
CONDENSED STATEMENTS OF INCOME
(In millions, except per-share data)

	Three Months Ended August 31,		Year Ended August 31,
	2024	2023	2024	2023
Net sales	$1,032.3	$1,010.4	$3,841.0	$3,952.2
Cost of products sold	543.6	567.7	2,059.3	2,239.0
Gross profit	488.7	442.7	1,781.7	1,713.2
Selling, distribution, and administrative expenses	331.7	313.0	1,228.4	1,212.9
Special charges	—	20.0	—	26.9
Operating profit	157.0	109.7	553.3	473.4
Other expense:
Interest (income) expense, net	(3.5)	2.7	(4.5)	18.9
Miscellaneous expense, net	8.0	1.7	9.2	7.8
Total other expense	4.5	4.4	4.7	26.7
Income before income taxes	152.5	105.3	548.6	446.7
Income tax expense	33.6	22.4	126.0	100.7
Net income	$118.9	$82.9	$422.6	$346.0

Earnings per share(1):
Basic earnings per share	$3.86	$2.66	$13.68	$10.88
Basic weighted average number of shares outstanding	30.813	31.190	30.885	31.806
Diluted earnings per share	$3.77	$2.63	$13.44	$10.76
Diluted weighted average number of shares outstanding	31.512	31.562	31.445	32.164
Dividends declared per share	$0.15	$0.13	$0.58	$0.52
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(1) Earnings per share is calculated using unrounded numbers. Amounts in the table may not recalculate exactly due to rounding.

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Year Ended August 31,
	2024	2023
Cash flows from operating activities:
Net income	$422.6	$346.0
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	91.1	93.2
Share-based payment expense	46.6	42.0
Loss on sale of a business	—	11.2
Asset impairments	3.0	20.8
Other operating activities	55.9	64.9
Net cash provided by operating activities	619.2	578.1
Cash flows from investing activities:
Purchases of property, plant, and equipment	(64.0)	(66.7)
Acquisitions of businesses, net of cash acquired	—	(35.5)
Other investing activities	(1.1)	11.5
Net cash used for investing activities	(65.1)	(90.7)
Cash flows from financing activities:
Borrowings on credit facility, net of repayments	—	(18.0)
Repurchases of common stock	(88.7)	(266.6)
Proceeds from stock option exercises and other	13.5	2.7
Payments of taxes withheld on net settlement of equity awards	(11.1)	(14.2)
Dividends paid	(18.2)	(16.8)
Net cash used for financing activities	(104.5)	(312.9)
Effect of exchange rate changes on cash and cash equivalents	(1.7)	0.2
Net change in cash and cash equivalents	447.9	174.7
Cash and cash equivalents at beginning of year	397.9	223.2
Cash and cash equivalents at end of year	$845.8	$397.9

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
DISAGGREGATED NET SALES
(In millions)

The following table shows net sales by channel for the periods presented:

	Three Months Ended August 31,
	2024	2023	Increase (Decrease)	Percent Change
ABL:
Independent sales network	$677.1	$676.0	$1.1	0.2%
Direct sales network	109.6	109.4	0.2	0.2%
Retail sales	42.6	46.6	(4.0)	(8.6)%
Corporate accounts	65.8	52.8	13.0	24.6%
Original equipment manufacturer and other	59.9	59.4	0.5	0.8%
Total ABL	955.0	944.2	10.8	1.1%
ISG	83.9	71.9	12.0	16.7%
Eliminations	(6.6)	(5.7)	(0.9)	15.8%
Total	$1,032.3	$1,010.4	$21.9	2.2%

	Year Ended August 31,
	2024	2023	Increase (Decrease)	Percent Change
ABL:
Independent sales network	$2,551.7	$2,671.0	$(119.3)	(4.5)%
Direct sales network	397.0	414.4	(17.4)	(4.2)%
Retail sales	190.3	194.9	(4.6)	(2.4)%
Corporate accounts	205.9	200.3	5.6	2.8%
Original equipment manufacturer and other	228.5	242.2	(13.7)	(5.7)%
Total ABL	3,573.4	3,722.8	(149.4)	(4.0)%
ISG	291.9	252.7	39.2	15.5%
Eliminations	(24.3)	(23.3)	(1.0)	4.3%
Total	$3,841.0	$3,952.2	$(111.2)	(2.8)%

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
Reconciliation of Non-U.S. GAAP Measures

The tables below reconcile certain GAAP financial measures to the corresponding non-GAAP measures for total company as well as our reportable operating segments:

(In millions except per share data)	Three Months Ended August 31,
	2024		2023		Increase (Decrease)	Percent Change
Net sales	$1,032.3		$1,010.4		$21.9	2.2%

Gross profit (GAAP)	$488.7		$442.7		$46.0	10.4%
Percent of net sales (GAAP)		47.3%		43.8%	350	bps
Add-back: Supplier recovery charge	—		13.0
Adjusted gross profit (Non-GAAP)	$488.7		$455.7		$33.0	7.2%
Percent of net sales (Non-GAAP)		47.3%		45.1%	220	bps

Operating profit (GAAP)	$157.0		$109.7		$47.3	43.1%
Percent of net sales (GAAP)		15.2%		10.9%	430	bps
Add-back: Amortization of acquired intangible assets	9.8		10.0
Add-back: Share-based payment expense	11.7		9.6
Add-back: Supplier recovery charge	—		13.0
Add-back: Special charges	—		20.0
Adjusted operating profit (Non-GAAP)	$178.5		$162.3		$16.2	10.0%
Percent of net sales (Non-GAAP)		17.3%		16.1%	120	bps

Net income (GAAP)	$118.9		$82.9		$36.0	43.4%
Add-back: Amortization of acquired intangible assets	9.8		10.0
Add-back: Share-based payment expense	11.7		9.6
Add-back: Supplier recovery charge	—		13.0
Add-back: Special charges	—		20.0
Add-back: Impairment on investment	—		2.5
Total pre-tax adjustments to net income	21.5		55.1
Income tax effects	(4.9)		(12.6)
Adjusted net income (Non-GAAP)	$135.5		$125.4		$10.1	8.1%

Diluted earnings per share (GAAP)(1)	$3.77		$2.63		$1.14	43.3%
Adjusted diluted earnings per share (Non-GAAP)(1)	$4.30		$3.97		$0.33	8.3%

Net income (GAAP)	$118.9		$82.9		$36.0	43.4%
Percent of net sales (GAAP)		11.5%		8.2%	330	bps
Interest (income) expense, net	(3.5)		2.7
Income tax expense	33.6		22.4
Depreciation	12.8		12.8
Amortization	9.8		10.0
EBITDA (Non-GAAP)	171.6		130.8		40.8	31.2%
Percent of net sales (Non-GAAP)		16.6%		12.9%	370	bps
Share-based payment expense	11.7		9.6
Miscellaneous expense, net	8.0		1.7
Special charges	—		20.0
Supplier recovery charge	—		13.0
Adjusted EBITDA (Non-GAAP)	$191.3		$175.1		$16.2	9.3%
Percent of net sales (Non-GAAP)		18.5%		17.3%	120	bps
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(1) Earnings per share is calculated using unrounded numbers. Amounts in the table may not recalculate exactly due to rounding.

Press Release Exhibit 99.1

(In millions)	Three Months Ended August 31,
ABL	2024	2023	Increase (Decrease)	Percent Change
Net sales	$955.0	$944.2	$10.8	1.1%

Operating profit (GAAP)	$161.5	$117.8	$43.7	37.1%
Add-back: Amortization of acquired intangible assets	6.5	6.5
Add-back: Share-based payment expense	3.9	3.3
Add back: Special charges	—	18.1
Add-back: Supplier recovery charge	—	13.0
Adjusted operating profit (Non-GAAP)	$171.9	$158.7	$13.2	8.3%

Operating profit margin (GAAP)	16.9%	12.5%	440	bps
Adjusted operating profit margin (Non-GAAP)	18.0%	16.8%	120	bps

(In millions)	Three Months Ended August 31,
ISG	2024	2023	Increase (Decrease)	Percent Change
Net sales	$83.9	$71.9	$12.0	16.7%

Operating profit (GAAP)	$16.7	$9.4	$7.3	77.7%
Add-back: Amortization of acquired intangible assets	3.3	3.5
Add-back: Share-based payment expense	1.5	1.3
Adjusted operating profit (Non-GAAP)	$21.5	$14.2	$7.3	51.4%

Operating profit margin (GAAP)	19.9%	13.1%	680	bps
Adjusted operating profit margin (Non-GAAP)	25.6%	19.7%	590	bps

Press Release Exhibit 99.1

(In millions, except per share data)	Year Ended August 31,
	2024		2023		Increase (Decrease)	Percent Change
Net sales	$3,841.0		$3,952.2		$(111.2)	(2.8)%

Gross profit (GAAP)	$1,781.7		$1,713.2		$68.5	4.0%
Percent of net sales (GAAP)		46.4%		43.3%	310	bps
Add-back: Supplier recovery charge	—		13.0
Adjusted gross profit (Non-GAAP)	$1,781.7		$1,726.2		$55.5	3.2%
Percent of net sales (Non-GAAP)		46.4%		43.7%	270	bps

Operating profit (GAAP)	$553.3		$473.4		$79.9	16.9%
Percent of net sales (GAAP)		14.4%		12.0%	240	bps
Add-back: Amortization of acquired intangible assets (1)	39.7		42.1
Add-back: Share-based payment expense	46.6		42.0
Add-back: Supplier recovery charge	—		13.0
Add-back: Special charges	—		26.9
Adjusted operating profit (Non-GAAP)	$639.6		$597.4		$42.2	7.1%
Percent of net sales (Non-GAAP)		16.7%		15.1%	160	bps

Net income (GAAP)	$422.6		$346.0		$76.6	22.1%
Add-back: Amortization of acquired intangible asset (1)	39.7		42.1
Add-back: Share-based payment expense	46.6		42.0
Add-back: Supplier recovery charge	—		13.0
Add-back: Loss on sale of a business	—		11.2
Add-back: Special charges	—		26.9
Add-back: Impairments of investments	—		2.5
Total pre-tax adjustments to net income	86.3		137.7
Income tax effect	(19.8)		(31.7)
Adjusted net income (Non-GAAP)	$489.1		$452.0		$37.1	8.2%

Diluted earnings per share (GAAP)(2)	$13.44		$10.76		$2.68	24.9%
Adjusted diluted earnings per share (Non-GAAP)(2)	$15.56		$14.05		$1.51	10.7%

Net income (GAAP)	$422.6		$346.0		$76.6	22.1%
Percent of net sales (GAAP)		11.0%		8.8%	220	bps
Interest (income) expense, net	(4.5)		18.9
Income tax expense	126.0		100.7
Depreciation	51.4		51.1
Amortization	39.7		42.1
EBITDA (Non-GAAP)	635.2		558.8		76.4	13.7%
Percent of net sales (Non-GAAP)		16.5%		14.1%	240	bps
Share-based payment expense	46.6		42.0
Miscellaneous expense, net	9.2		7.8
Special charges	—		26.9
Supplier recovery charge	—		13.0
Adjusted EBITDA (Non-GAAP)	$691.0		$648.5		$42.5	6.6%
Percent of net sales (Non-GAAP)		18.0%		16.4%	160	bps
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(1) Amortization expense for fiscal 2023 includes accelerated amortization of $4.0 million for certain discontinued brands.
(2) Earnings per share is calculated using unrounded numbers. Amounts in the table may not recalculate exactly due to rounding.

Press Release Exhibit 99.1

(In millions)	Year Ended August 31,
ABL	2024	2023	Increase (Decrease)	Percent Change
Net sales	$3,573.4	$3,722.8	$(149.4)	(4.0)%

Operating profit (GAAP)	$582.8	$509.5	$73.3	14.4%
Add-back: Amortization of acquired intangible assets	26.2	29.3
Add-back: Share-based payment expense	15.2	13.7
Add back: Special charges	—	25.0
Add-back: Supplier recovery charge	—	13.0
Adjusted operating profit (Non-GAAP)	$624.2	$590.5	$33.7	5.7%

Operating profit margin (GAAP)	16.3%	13.7%	260	bps
Adjusted operating profit margin (Non-GAAP)	17.5%	15.9%	160	bps

(In millions)	Year Ended August 31,
ISG	2024	2023	Increase (Decrease)	Percent Change
Net sales	$291.9	$252.7	$39.2	15.5%

Operating profit (GAAP)	$43.6	$32.1	$11.5	35.8%
Add-back: Amortization of acquired intangible assets	13.5	12.8
Add-back: Share-based payment expense	6.3	5.2
Adjusted operating profit (Non-GAAP)	$63.4	$50.1	$13.3	26.5%

Operating profit margin (GAAP)	14.9%	12.7%	220	bps
Adjusted operating profit margin (Non-GAAP)	21.7%	19.8%	190	bps

(In millions)	Year Ended August 31,
	2024	2023	Increase (Decrease)	Percent Change
Net cash provided by operating activities (GAAP)	$619.2	$578.1	$41.1	7.1%
Less: Purchases of property, plant, and equipment	(64.0)	(66.7)
Free cash flow (Non-GAAP)	$555.2	$511.4	$43.8	8.6%